UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2009 (November 16, 2009)

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No)	(IRS Employer ID No.)

7/F Jinhua Mansion

41 Hanguang Street

Nangang District, Harbin 150080

People's Republic of China

(Address of Principal Executive Offices)

(86) 451-82287746

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 16, 2009, Mr. Xianfeng Han resigned as the Chief Financial Officer of Shuaiyi International New Resources Development Inc. (the "Company"), effective immediately. Mr. Han’s resignation was not in connection with any known disagreement with the Company on any matter. On the same date, the Board of Directors of the Company appointed Mr. Daniel K. Lee to serve as the Company’s Chief Financial Officer, effective immediately upon Mr. Han’s resignation.

Mr. Lee has extensive financial and investment experience with U.S. financial institutions including Morgan Stanley & Co., Roth Capital Partners, Punk, Ziegel, & Knoell. He is the pioneering Wall Street analyst to first initiate equity research coverage on leading US-listed Chinese companies in major food sectors including meat and dairy processing, IT Services, nano-technology and real estate. His management consulting and advisory experience encompasses European and Asian resort and hospitality, consumer digital marketing and e-payment, aquaculture & seafood, etc. Mr. Lee is a Chartered Financial Analyst and a Certified Public Accountant. He has a M.S. in Accountancy from Zicklin School of Baruch College and B.S. Economics from The Wharton School of University of Pennsylvania majoring in Finance and Multinational Management.

On November 16, 2009, the Company, the Company’s indirect, wholly-owned subsidiary, Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Mr. Lee entered into an employment agreement (the "Employment Agreement"). The term of the Employment Agreement is for three and half years commencing on November 16, 2009. The Employment Agreement provides, among other things, that Mr. Lee’s annual base salary will be after-tax $120,000 (the "Annual Salary").

During the term of the Employment Agreement, if either party terminates the employment for any reason, a minimum of thirty (30) days notice must be given in writing to the other party. The Employment Agreement also contains covenants prohibiting Mr. Lee from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There is no family relationship exists between Mr. Lee and any directors or executive officers of the Company. In addition, there has been no transaction, no is there any currently proposed transaction between Mr. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-B.

A copy of a November 17, 2009 press release announcing Mr. Lee’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 16, 2009, by and among the Company, Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Daniel K. Lee.

99.1	Press Release dated November 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009

Shay International New Resources Development Inc.

/s/ Lianyun Han
Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated November 16, 2009, by and among the Company, Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Daniel K. Lee.

99.1	Press Release dated November 17, 2009